                                                                   EXHIBIT 10.10


                                 June 1, 2000


By Hand Delivery
----------------

Iris Miller
Executive Vice President
President of Asia Pacific
TurboLinux, Inc.
2000 Sierra Point Parkway
Brisbane, California 94005

      Re: Employment Agreement

Dear Iris:

      This letter will confirm that TurboLinux will continue to negotiate with you regarding the terms and conditions of your employment as Executive Vice President and President of Asia Pacific. TurboLinux will pay you your current base salary and benefits pending completion of these negotiations.

      In the event that your employment is terminated without cause (as defined in the current draft of the employment agreement) before you and TurboLinux enter into a final employment agreement, TurboLinux will pay severance benefits to you pursuant to the terms and conditions of the current draft of the employment agreement.

      We look forward to working with you to resolve outstanding issues relating to your employment agreement.


                                         Sincerely,

                                         /s/ T. PAUL THOMAS

                                         T. Paul Thomas
                                         Chief Executive Officer